Exhibit 10.79

FIRST AMENDMENT TO MANUFACTURE AND SUPPLY AGREEMENT

This First Amendment to the Manufacture and Supply Agreement (the “First Amendment”) is made effective as of December 23, 2020 (the “Effective Date”), by and between Pharmaceutics International, Inc. (“PII”) and AIM Immuno Tech Inc. (“Customer”).

EXPLANATORY STATEMENT

PII and Customer entered into a Manufacture and Supply Agreement dated as of December, December 22, 2020 (the “Agreement”). The parties have agreed to amend the terms of the Agreement upon the terms and conditions set forth herein. Capitalized terms not otherwise defined herein shall be as defined in the Agreement.

NOW, THEREFORE, in consideration of the covenants and agreements set forth herein and in the Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

The following language shall be added to Section 16 Miscellaneous.

“16.12 Customer is a public company therefore, any agreements in Customer’s judgement, that are required to be publicly disclosed as a material event under Federal and state securities laws, rules and regulations, including events that AIM has customarily disclosed in the past, including this agreement, will be considered material and as such reports will be filed in AIMs 8K, 10K and 10Qs that address Customer’s contractual relationships.”

Except as modified by the terms of this First Amendment, the Agreement shall continue to be in full force and effect and, by their signatures below, the parties hereto agree to be bound by all of the terms and conditions of the Agreement, as amended hereby.

IN WITNESS WHEREOF, the parties hereto have executed this First Amendment under seal as of the Effective Date.

AIM IMMUNOTECH INC.		PHARMACEUTICS INTERNATIONAL, INC.

By:	/s/ Peter W. Rodino, III, J.D.	By:	/s/ John Guthrie

Name:	Peter W. Rodino, III, J.D.	Name:	John Guthrie

Title:	Chief Operating Officer	Title:	CFO